Exhibit 24.1

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-57714 and 333-65608 of Pop N Go, Inc. and subsidiaries on Forms S-8 of our report, dated February 7, 2002, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB of Pop N Go, Inc. and subsidiaries for the year ended September 30, 2002.


By: /s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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        SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 14, 2002